Exhibit 99.1

2014 Annual Stockholders Meeting
Minutes

The 2014 Annual Meeting of the Stockholders of Metalico, Inc. (the “Company”) was called to order at 10:30 a.m. on June 3, 2014 at the Newark Liberty International Marriott Hotel in Newark, New Jersey. A total of 42,504,033 shares of the Company’s common stock, representing approximately 88.2% of all issued and outstanding shares, was represented at the Meeting, constituting a quorum.

Directors Carlos E. Agüero, Chairman, President, and Chief Executive Officer of the Company; Michael J. Drury, Executive Vice President and Chief Operating Officer of the Company; Sean P. Duffy, Paul A. Garrett, and Bret R. Maxwell attended. Also present were Arnold S. Graber, Executive Vice President, General Counsel and Secretary of the Company, Kevin Whalen, Senior Vice President and Chief Financial Officer of the Company, Eric W. Finlayson, Senior Vice President, Treasurer and Director of Risk Management of the Company, and David J. DelBianco, Vice President of Business Development of the Company. Mr. Agüero presided as Chairman of the Meeting. Mr. Graber acted as Secretary of the Meeting.

Following the call to order, Mr. Agüero appointed Mr. Whalen as Inspector of Elections for the Meeting. At the request of Mr. Agüero, Mr. Graber confirmed that proper notice of the Meeting had been delivered to the Stockholders. The following items establishing such notice have been filed with the Company’s corporate records:

•	A list of the holders of Common Stock of the Company as of the close of business on the Record Date of April 10, 2014, prepared by Corporate Stock Transfer, Inc., the Company’s Transfer Agent;

•	An Affidavit of Distribution of Linda Guadagnin, Supervisor, Broadridge Financial Solutions, Inc., as to the mailing, commencing on April 24, 2014, of records relating to this Annual Meeting to all stockholders of record of common stock of the Company as of the close of business on the Record Date;

•	the Company’s Proxy Statement, dated April 24, 2014;

•	the Company’s Annual Report for the fiscal year ended December 31, 2013; and

•	a Proxy for all holders of record of common stock of the Company as of the close of business on the Record Date.

Mr. Whalen confirmed that a quorum was present. A Report and Certification of Inspector of Election and Oath of Inspector of Election executed by representatives of Broadridge Financial Solutions, Inc., the Company’s collector of proxies, has also been filed with the Company’s corporate records.

Mr. Agüero next introduced the Directors and Officers attending the Meeting.

The Chairman then reviewed the order of business for the Meeting, specifically:

1.	to elect five Directors to serve for the coming year and until their successors are elected,

2.	to ratify, pursuant to an advisory vote, the selection by the Audit Committee of the Board of Directors of independent auditors for the fiscal year ending December 31, 2014, and

3.	to conduct an advisory vote on whether to approve the compensation of the Company’s named executive officers;

all such matters having been described in the Company’s Proxy Statement dated April 24, 2014. Copies of the Agenda for the Meeting and the Rules of Procedure are attached to these minutes as Exhibit A hereto. The polls were then declared open.

At Mr. Agüero’s request, Mr. Graber then presented the three proposals.

Proposal Number One called for the election of the following nominees to serve on the Board of Directors of the Company:

Carlos E. Agüero

Michael J. Drury

Sean P. Duffy

Paul A. Garrett

Bret R. Maxwell

Proposal Number One was seconded by Stockholder Eric W. Finlayson of Leonardo, New Jersey.

Proposal Number Two was to ratify, by an advisory vote, the Audit Committee’s selection of CohnReznick, LLP as the Company’s independent audit firm for the fiscal year ending December 31, 2014. Proposal Number Two was seconded by Stockholder David J. DelBianco of Wrightstown, Pennsylvania.

Proposal Number Three was an advisory vote on approving the compensation of the Company’s named executive officers in accordance with the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Proposal Number Three was seconded by Stockholder Constance Jennings of Westfield, New Jersey.

Mr. Graber then announced the voting standards for approval of the proposals:

•	For Proposal Number One, the election of Directors, the five persons receiving the greatest numbers of votes would be elected Directors of the Company.

•	Proposal Number Two, the ratification of the Company’s independent audit firm, would be adopted if approved by the affirmative vote of a majority of the shares of the Company’s stock represented and voting at the Meeting.

•	For Proposal Number Three, the approval of the Company’s executive compensation, the choice approved by the affirmative vote of a majority of the shares of the Company’s stock represented and voting at the Meeting would be accepted as the stockholders’ recommendation.

Mr. Agüero next explained the voting and proxy procedures applicable to the proposals. He then opened the Meeting for discussion of the proposals. There being none, he declared the polls closed.

While the results were being tabulated, Mr. Agüero delivered remarks to the Stockholders on behalf of the Company’s Board of Directors and Management. A copied of his prepared remarks is attached as Exhibit B to these minutes.

At the conclusion of his remarks, Mr. Agüero opened the Meeting again for general questions and comments. Upon the conclusion of the general question session, he declared the discussion period ended and asked Mr. Whalen to report the tabulation of voting.

Mr. Whalen reported these vote totals:

For Proposal Number One, the election of directors:

				BROKER
	FOR	AGAINST	ABSTAIN	NON-VOTES
Carlos E. Agüero	22,304,234	1,257,301	60,461	18,882,037
Michael J. Drury	22,223,329	1,336,806	61,861	18,882,037
Sean P. Duffy	22,221,614	1,333,221	67,161	18,882,037
Paul A. Garrett	22,312,164	1,242,551	67,281	18,882,037
Bret R. Maxwell	22,330,523	1,223,062	68,411	18,882,037

On the basis of this count, he said, a plurality of the shares of stock present and entitled to vote voted for the election of each of the Company’s nominees as Directors of the Company.

For Proposal Number Two, the ratification of the appointment of CohnReznick, LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2014:

FOR	41,263,173
AGAINST	896,967
ABSTAIN	343,893

On the basis of this count, he stated, the ratification received the affirmative vote of a majority of the shares of stock present and entitled to vote.

For Proposal Number Three, the approval of the Company’s executive compensation:

FOR	21,964,577
AGAINST	1,417,202
ABSTAIN	240,217
BROKER NON-VOTES	18,882,037

On the basis of this count, he stated, the approval received the affirmative vote of a majority of the shares of stock present and entitled to vote.

Mr. Agüero then declared that the nominees for Director had been duly elected, the appointment of CohnReznick, LLP as the Company’s independent audit firm had been ratified, and stockholders had approved the Company’s executive compensation.

There being no other business before the Stockholders, Mr. Agüero then adjourned the Meeting.

/s/ Arnold S. Graber

ARNOLD S. GRABER
Secretary of the Meeting

EXHIBIT A

2014 Annual Meeting
Of Stockholders

Newark Liberty International Marriott Hotel
Newark, New Jersey
June 3, 2014 ? 10:30 a.m.

Agenda

1.	Call to Order.

2.	Establishment of Notice and Quorum.

3.	Introductions of Directors, Officers, and Auditor.

4.	Statement of Order of Business.

5.	Opening of Polls.

6.	Introduction of Proposals; Nomination of Directors.

7.	Discussion of Proposals.

8.	Voting on Proposals.

9.	Management Remarks.

10.	Stockholder Questions and Comments.

11.	Report of Election Results.

12.	Adjournment.

Rules of Procedure

Welcome to the Annual Meeting of Stockholders of Metalico, Inc. During the Meeting, Management will report to you on the Company’s operations and votes will be taken on the items of business on the Agenda. In the interest of an orderly meeting, we ask you to observe the following rules:

1.	The Meeting will be conducted in a manner designed to accomplish the business of the Meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it will not be necessary to follow Roberts’ Rules of Order or any other manual of parliamentary procedure.

2.	The business of the Meeting will follow the order shown in the Agenda. You need not vote at this Meeting if you have already voted by proxy. However, if you wish to change your vote, or if you have not voted, you will be given the opportunity to request a ballot and to vote before the polls are closed.

3.	The proposals set forth in the Proxy Statement dated April 24, 2014 will be presented and discussed. Questions or comments with respect to the proposals, or which may be raised during the general stockholder question and comment period following the voting, should be limited to no more than three minutes.

4.	No one may address the Meeting until recognized by the Chairman.

5.	If you wish to speak please raise your hand so that you can be provided with a microphone. After the Chairman of the Meeting recognizes you, please stand, give your name and city of residence, and state whether you are a stockholder or hold the proxy of a stockholder.

NOTE: In order to speak at the Meeting, you must be either a stockholder of record as of April 10, 2014 or must be named in a proxy given by a stockholder of record as of April 10, 2014, and properly filed with the Secretary of the Company prior to the Meeting.

6.	Stockholders will be recognized on a rotation basis, and their questions or remarks must be relevant to the Meeting, pertinent to matters properly before the Meeting, and briefly stated within a time limit of three minutes. The Meeting is not to be used as a forum to present general economic, political, or other views that are not directly related to the matters properly before the Meeting. Once you have spoken on a subject, please give other stockholders the opportunity to speak before asking to be recognized for a second time.

7.	If you have questions that are not related to the Meeting or that are not of concern to the stockholders generally, one of the officers present will be available to discuss the matter with you after the Meeting or at some other mutually convenient time.

8.	The use of cameras, sound recording equipment, communication devices, or any other similar equipment is prohibited without the written permission of the Company.

EXHIBIT B

Management Remarks
By Carlos E. Agüero
Chairman, President, and Chief Executive Officer

I’ll be brief. We’ve already reported last year’s financial performance in our 2013 10-K and our First Quarter results in our most recent 10-Q. Those public filings have more detailed information than I could provide here.

Metalico is coming through a very difficult period. Our goal at Metalico remains what it’s always been: delivering results and value for our stockholders regardless of industry circumstances. I know our recent performance has been disappointing to some if not all of our shareholders. Nevertheless, I assure you that Management understands your frustration. We are as focused as we’ve ever been on managing our businesses and solving our problems.

I would like to thank all of our hard-working employees, some of whom are here today, for their daily commitment to Metalico. I also want to express my appreciation to our suppliers and consumers. Finally, I thank you, our stockholders, for your continued support and interest.